EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-260849, and 333-272569) and Form S-8 (No. 333-283613) of our report dated August 8, 2025, with respect to the consolidated financial statements as of and for the year ended April 30, 2025 of PharmaCyte Biotech, Inc. included in this Annual Report on Form 10-K for the year ended April 30, 2025.

/s/ CBIZ CPAs P.C.

Morristown, New Jersey

August 8, 2025